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                                                                 EXHIBIT 10(j)-1

                           CHANGE OF CONTROL AGREEMENT

         THIS CHANGE OF CONTROL AGREEMENT ("Agreement") is made and entered into as of the 8th day of December, 1999 by and between ENERGYSOUTH, INC., an Alabama corporation ("EnergySouth"), and _____________ ("Executive").

         WHEREAS, Executive is an effective and valuable employee and officer of EnergySouth and/or one or more of its subsidiaries;

         WHEREAS, EnergySouth recognizes that the uncertainties involved in a potential or actual change in control of EnergySouth could result in the distraction or departure of management personnel such as Executive to the detriment of EnergySouth and its shareholders; and

         WHEREAS, EnergySouth desires to lessen the personal and economic pressure which a potential or actual change in control may impose on Executive and thereby facilitate Executive's ability to bargain successfully for the best interests of EnergySouth's shareholders in the event of such a change in control;

         NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, EnergySouth and Executive hereby agree as follows:

Section 1. Definitions.

As used in this Agreement the following words and terms shall have the following meanings:

         1.1 "Cause". Termination of employment by Employer for "Cause" shall mean termination based on any of the following:

                  1.1.1 The willful and continued failure by the Executive to substantially perform Executive's duties with Employer (other than any such failure resulting from Executive's incapacity due to physical or mental illness) after a written demand for substantial performance is delivered to Executive specifically identifying the manner in which Executive has not substantially performed Executive's duties;

                  1.1.2 The engaging by Executive in willful misconduct which is demonstrably injurious to Employer monetarily or otherwise; or

                  1.1.3    The conviction of Executive of a felony.

         1.2 "Change in Control" means the occurrence of any one or more of the following:




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                  1.2.1 The acquisition by any individual, entity or group
         (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange
         Act) (a "Person") of beneficial ownership (within the meaning of Rule 13(d)-3 promulgated under the Exchange Act) of 25% or more of either
         (i) the then outstanding shares of common stock of EnergySouth (the "Outstanding Common Stock") or (ii) the combined voting power of the then outstanding voting securities of EnergySouth entitled to vote generally in the election of directors (the "Outstanding Voting Securities"); provided, however, that for purposes of this subsection
         (1) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by EnergySouth or any corporation controlled by EnergySouth shall not constitute a Change in Control;

                  1.2.2 Individuals who, as of December 3, 1999, constitute the Board of Directors of EnergySouth (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors of EnergySouth (the "Board of Directors"); provided, however that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by EnergySouth's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors;

                  1.2.3 Consummation of a reorganization, merger or consolidation, or sale or other disposition of all or substantially all of the assets, of EnergySouth (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Common Stock and Outstanding Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 75% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns EnergySouth or all or substantially all of EnergySouth's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Common Stock and Outstanding Voting Securities, as the case may be, (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of EnergySouth or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 25% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such


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         Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board of Directors, providing for such Business Combination;

                  1.2.4 Any transaction or series of transactions which is expressly designated by resolution of the Board of Directors to constitute a Change in Control for purposes of this Agreement.

         1.3 "Code" means the Internal Revenue Code of 1986, as the same may be from time to time amended.

         1.4 "Compensation" means an amount equal to the sum of (A) plus (B), where (A) is the Executive's annualized base salary in effect immediately prior to the Change in Control, and (B) is the higher of (i) the annual bonus awarded Executive by Employer pursuant to the EnergySouth Officers Incentive Compensation Plan (or any successor annual cash incentive plan) ("Bonus") with respect to the fiscal year immediately preceding the fiscal year in which the Change in Control occurs, or (ii) the average of the Bonus awards to Executive with respect to the three (3) fiscal years immediately preceding the fiscal year in which the Change in Control occurs.

         1.5 "Date of Termination" means the date that a termination of Executive's employment with Employer is first effective.

         1.6 "Disability" means the total and permanent disability which entitles Executive to a disability benefit under a disability program sponsored and/or maintained by Employer.

         1.7 "Effective Period" means the period commencing with the earliest date that a Change in Control occurs and ending on the last day of the twenty-fourth calendar month following the calendar month during which such Change in Control occurred. Anything in this Agreement to the contrary notwithstanding, if a Change in Control occurs, and if the Date of Termination with respect to Executive's employment with EnergySouth occurs prior to the date on which the Change in Control occurs, and if it is reasonably demonstrated by Executive that such termination of employment (i) was at the request of a third party who has taken steps reasonably calculated to effect the Change in Control or (ii) otherwise arose in connection with or in anticipation of the Change in Control, then for all purposes of this Agreement the "Effective Period" shall be deemed to have commenced on the date immediately preceding the Date of Termination.



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         1.8 "Employer" means EnergySouth and/or its Subsidiaries.

         1.9 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         1.10 "Good Reason" means the occurrence during an Effective Period of any of the following events without Executive's prior written consent:

                  1.10.1 The assignment to Executive by Employer of duties inconsistent with Executive's position, authority, duties, responsibilities and status with Employer immediately prior to a Change in Control, or a change in Executive's titles or offices as in effect immediately prior to a Change in Control, or any removal of Executive from or any failure to reelect Executive to any of such positions, if such assignment, change, or removal results in a diminution in Executive's position, authority, duties, responsibilities or status with Employer immediately prior to a Change in Control or any other action by Employer that results in such a diminution in Executive's position, authority, duties, responsibilities or status;

                  1.10.2 A reduction in Executive's aggregate rate of monthly base pay from the Employer;

                  1.10.3 The termination or material adverse modification of the EnergySouth Officer Incentive Compensation Plan or the Amended and Restated Stock Option Plan of EnergySouth, Inc. (or any other short or long-term incentive compensation plan in effect immediately prior to a Change in Control) without substitution of new short or long-term incentives providing comparable compensation opportunities for Executive.

                  1.10.4 A failure by Employer to use its best efforts to provide Executive with either the same fringe benefits (including retirement benefits and paid vacations) as were provided to Executive immediately prior to a Change in Control or a package of fringe benefits that, though one or more of such benefits may vary from those in effect immediately prior to the Change in Control, is substantially comparable in all material respects to the fringe benefits (taken as a whole) in effect prior to a Change in Control;

                  1.10.5 Executive's relocation by Employer to any place more than 50 miles from the location at which Executive performed the substantial portion of Executive's duties prior to a Change in Control, except for required travel by Executive on Employer's business to an extent substantially consistent with Executive's business travel obligations immediately prior to such Change in Control;

                  1.10.6 Any material breach by EnergySouth of any provision of this Agreement or any other agreement between EnergySouth and Executive which



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         breach continues for a period of thirty days following delivery by
         Executive to EnergySouth of written notice of such breach.

         1.11 "Notice of Termination" has the meaning set forth in Section 2.1 of this Agreement.

         1.12 "Subsidiary" means any corporation or other legal entity, the majority of the outstanding voting stock of which (or equity interests in) is owned directly or indirectly, by EnergySouth.

         1.13 "Triggering Termination" shall mean

              (1) any termination by Employer of Executive's employment other than for Cause,

              (2) a termination of Executive's employment which Executive and
                  EnergySouth agree in writing will constitute a Triggering Termination for purposes of this Agreement, and

              (3) a voluntary termination of Executive's employment by Executive for Good Reason.

Section 2. Notice of Termination.

During any Effective Period:

         2.1 Any termination for Cause or Good Reason shall be communicated to the other party by written notice ("Notice of Termination") referencing this Agreement and, indicating in reasonable detail the facts and circumstances providing a basis for such termination. The failure of Executive or Employer to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Cause or Good Reason shall not waive any right of Executive or EnergySouth hereunder or preclude Executive or EnergySouth from asserting or relying upon the omitted fact or circumstance in enforcing Executive's or EnergySouth's rights hereunder.

         2.2 Termination for Cause or Good Reason shall be effective upon delivery of a Notice of Termination or at such later date as may be specified in the Notice of Termination. In the event that each party delivers a Notice of Termination, the Notice of Termination first delivered shall establish the effective date of such Notice of Termination.



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Section 3. Severance Payment.

In the event of a Triggering Termination, then Executive shall, subject to the provisions of Section 7 hereof, receive as severance pay an amount equal to his Compensation multiplied by [2.97] [2.00]. Any severance payment to be made under this Section 3 shall be paid in one payment and in full on or prior to the thirtieth day following the Date of Termination. It is the intention of the parties to this Agreement that no severance benefits hereunder will be paid to the extent that such benefits constitute "excess parachute payments" within the meaning of Section 280G of the Code as amended from time to time.

Section 4. Other Benefits.

Subject to Section 7 hereof, in the event of a Triggering Termination, for a period of twenty-four months commencing with the Date of Termination, Executive and the Executive's family shall continue to be covered at the expense of EnergySouth by the same or substantially equivalent hospital, medical, dental, vision, accident, disability and life insurance coverages as were provided to Executive and the Executive's family by Employer immediately prior to the Change in Control; provided, however, that if Executive becomes employed with another employer and is eligible to receive benefits of the type described above from such other employer, EnergySouth's obligations under this Section 4 shall be deemed satisfied to the extent of the benefits provided by such other employer.

Section 5. No Obligation To Seek Further Employment; No Effect on Other
           Benefits.

         5.1 Executive shall not be required to seek other employment, nor (except as otherwise provided under Section 4 with respect to insurance coverages) shall the amount of any severance payment or other benefit to be made or provided under this Agreement be reduced by any compensation or benefit earned by Executive as the result of employment by another employer after the Date of Termination, or otherwise.

         5.2 Any severance payment or benefit to be made or provided under this Agreement is in addition to all other benefits, if any, to which Executive may be entitled under other agreements or plans or programs of EnergySouth.

Section 6. Continuing Obligations of Executive.

As a result of and in connection with Executive's employment by Employer, Executive is involved in a number of matters of strategic importance and value to Employer including various projects, proceedings, planning processes, and negotiations. Any number of these matters may be ongoing and continuing after the Date of Termination. In addition Employee is privy to proprietary and confidential information of Employer, including without limitation financial information and projections, business plans and strategies, and customer and vendor lists and information. The Executive agrees as follows:



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         6.1 For a period of two years following the Date of Termination,
Executive shall fully assist and cooperate with Employer and its representatives (including outside auditors, counsel and consultants) with respect to any matters with which the Executive was involved during the course of employment with Employer, including being available upon reasonable notice for interviews, consultation, and litigation preparation. Except as otherwise agreed by Executive, Executive's obligation under this Section 6(a) shall not exceed 80 hours during the first year and 20 hours during the following year. Such services shall be provided upon request of Employer but scheduled to accommodate Executive's reasonable scheduling requirements. Executive shall receive no additional fee for such services but shall be reimbursed all reasonable out-of-pocket expenses.

         6.2 For a period of twenty-four months following the Date of Termination, the Executive shall not Compete (as defined below) or assist others in Competing with Employer. For purposes of this Agreement, "Compete" means (a) solicit in competition with Employer any person or entity which was a customer of Employer at the Date of Termination, or (b) engage in any business that is (i) in competition with any business carried on by Employer at the Date of Termination and (ii) in Employer's service territory. An investment of less than one percent of equity capital in, a person or entity which Competes with Employer does not constitute Competition by Executive so long as Executive does not directly participate in, assist or advise with respect to such Competition.

         6.3 Executive agrees that at all times following the Date of Termination, Executive will not, without the prior written consent of EnergySouth, disclose to any person, firm or corporation any confidential information of Employer which is now known to Executive or which hereafter may become known to Executive as a result of Executive's employment or association with Employer, unless such disclosure is required under the terms of a valid and effective subpoena or order issued by a court or governmental body; provided, however, that the foregoing shall not apply to confidential information which becomes publicly disseminated by means other than a breach of this Agreement.

Section 7. Resignation from Offices.

EnergySouth shall have no obligation under Sections 3 and 4 hereof if Executive shall not, promptly after the Date of Termination and upon receiving a written request to do so, resign from each officer and/or director position which Executive then holds with EnergySouth and any Subsidiary.

Section 8. Payment of Legal Fees and Expenses.

EnergySouth agrees to pay promptly as incurred, to the full extent permitted by law, all reasonable legal fees and expenses which Executive may reasonably incur
(i) as a result of any contest (regardless of the outcome thereof) by EnergySouth, Executive or others of the validity or enforceability of, or liability under, any provision of this Agreement.



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Section 9. Withholding.

The Company may withhold from any amounts payable under this Agreement such Federal, state or local taxes as may be required to be withheld pursuant to any applicable law or regulation.

Section 10. Term.

This Agreement shall terminate (except to the extent of any unpaid or unfulfilled obligation with respect to a prior termination of Executive's employment) on the first to occur of (a) any termination of Executive's employment with Employer which does not constitute a Triggering Termination or
(b) expiration of the Term. The initial term of this Agreement shall be for a period of three years from the date hereof. On each anniversary of the date hereof, the term shall automatically extend by one year unless at least thirty days prior to such an anniversary EnergySouth notifies Executive that there will be no such extension, in which event the term shall continue for two years from such anniversary.

Section 11. Binding Effect; Successors.

         11.1 This Agreement shall be binding upon and inure to the benefit of Executive and Executive's personal representative and heirs, and EnergySouth and its successors and assigns including any successor organization or organizations which shall succeed to substantially all of the business and property of EnergySouth, whether by means of merger, consolidation, acquisition of assets or otherwise, including operation of law. EnergySouth will require any such successor to expressly assume and agree to perform EnergySouth's obligations under this Agreement.

         11.2 Without the prior consent of EnergySouth, Executive may not assign the Agreement, except by will or the laws of descent and distribution.

Section 12. Notice.

For purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, as follows:

                           If to EnergySouth or Employer:

                                    ENERGYSOUTH, INC.
                                    2828 Dauphin Street
                                    Mobile, Alabama 36606

                                    Attention: Chairman
                                    If to Executive:

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or such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

Section 13. Miscellaneous.

No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by Executive and EnergySouth. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement. This Agreement shall be governed by and construed in accordance with the laws of the State of Alabama. The invalidity or unenforceability of any provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                           ENERGYSOUTH, INC.

                                           By
                                               ---------------------------------
                                           Its
                                               ---------------------------------

                                           EXECUTIVE

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